UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2015

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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Adelphi Plaza Upper George’s Street, Dún Laoghaire Co. Dublin, A96 T927 Ireland
(Address of principal executive offices including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
Alexandra House
The Sweepstakes, Ballsbridge
Dublin 4, Ireland(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2015, the Compensation Committee of the Board of Directors of Prothena Corporation plc (the “Company”) approved certain changes to the severance plan of Prothena Biosciences Inc (“PBI”), a wholly-owned subsidiary of the Company, as set forth in the Prothena Biosciences Inc Amended and Restated Severance Plan (the “Severance Plan”).

The named executive officers of the Company, other than Dale B. Schenk who is eligible for severance benefits under a separate employment agreement, are eligible to participate in the Severance Plan, which provides for certain compensation to be paid and benefits to be provided to them (and other eligible participants in that Plan) in the event of certain involuntary terminations of employment.

The terms of the Severance Plan, as amended and restated, remain materially consistent with the terms previously disclosed except that (a) the Severance Plan no longer automatically terminates on December 31, 2015 and instead terminates on such date, if any, determined by the board of directors of PBI, and (b) the continuation health coverage provided to the Company’s named executive officers in connection with qualifying terminations that occur within two years after a change in control of the Company increased from twelve to eighteen months.

A copy of the Severance Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Prothena Biosciences Inc Amended and Restated Severance Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 15, 2015	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Financial Officer